EXHIBIT 99.1

Capitol Bancorp Center 200 Washington Square North Lansing, MI 48933 2777 East Camelback Road Suite 375 Phoenix, AZ 85016 www.capitolbancorp.com
Contact:	Michael M. Moran Chief of Capital Markets 877-884-5662 Stephanie Swan Director of Shareholder Services 517-372-7402

Capitol Bancorp Declares 65th Consecutive Quarterly Cash Dividend

LANSING, Mich., and PHOENIX, Ariz.: November 14, 2008: The Board of Directors of Capitol Bancorp Limited (NYSE:CBC) today announced the Corporation’s 65th consecutive quarterly cash dividend.  The dividend declared today of $0.05 per common share is payable December 5, 2008, to shareholders of record as of November 24, 2008.

About Capitol Bancorp Limited
Capitol Bancorp Limited (NYSE: CBC) is a $5.4 billion national community bank development company, with a network of 64 separately chartered banks and bank operations in 17 states.  It has the distinction of having the most individual bank charters in the country.  Founded in 1988, Capitol Bancorp Limited has executive offices in Lansing, Michigan, and Phoenix, Arizona.

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